Exhibit 10.3

EXECUTION VERSION

INTERCREDITOR AND COLLATERAL AGENCY AGREEMENT

between

VERENIUM CORPORATION,

WELLS FARGO BANK, NATIONAL ASSOCIATION,

as Trustee,

WELLS FARGO BANK, NATIONAL ASSOCIATION,

as Collateral Agent

and

the Joined Secured Parties from time to time party hereto

September 1, 2009

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Table of Contents

(continued)

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Table of Contents

(continued)

		Page

Section 8.17	Enforceability and Continuing Priority	22

Section 8.18	Further Assurances; Collateral Agent Appointed Attorney-in- Fact	22

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INDEX TO EXHIBITS

Exhibit A	Supplement to Intercreditor Agreement – New Secured Party (Non-8% Noteholder)

Exhibit B	Supplement to Intercreditor Agreement – New Secured Party (8% Noteholder)

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INTERCREDITOR AND COLLATERAL AGENCY AGREEMENT

THIS INTERCREDITOR AND COLLATERAL AGENCY AGREEMENT (the “Agreement”), dated as of September 1, 2009, is made by and among VERENIUM CORPORATION (the “Company”), WELLS FARGO BANK, NATIONAL ASSOCIATION, as trustee for the holders of the notes (the “9% Noteholders”) issued under the Indenture described below (in such capacity, herein the “Trustee”), the Joined 8% Noteholders (as defined herein), and WELLS FARGO BANK, NATIONAL ASSOCIATION, in its capacity as collateral agent hereunder (in such capacity, the “Collateral Agent”) for the Secured Parties (as defined below).

RECITALS

On September 1, 2009, the Company issued $12,816,450 principal amount of its 9.00% convertible senior secured notes due 2027 (the “9% Notes”) pursuant to the terms of that certain Indenture dated September 1, 2009 between the Company and the Trustee (the “Indenture”). Pursuant to the Indenture, the Trustee is authorized to enter into this Agreement on behalf of the Noteholders and to bind them to the terms hereof. Pursuant to the Indenture, the obligations, indebtedness and liability of the Company arising under the terms thereof and under the 9% Notes, are required to be secured by the Collateral (as hereafter defined).

On February 27, 2008, the Company issued $71 million principal amount of those certain 8% senior convertible notes, which notes were amended and restated on July 1, 2009 (as so amended and as may be further amended, supplemented or otherwise modified from time to time, the “8% Notes”). As of the date hereof, approximately $16.2 million principal amount of the 8% Notes remains outstanding. Pursuant to the terms of the 8% Notes, the obligations, indebtedness and liability of the Company arising under the terms thereof are required to be secured on an equal and ratable basis with the obligations, indebtedness and liability of the Company arising under the Indenture and the 9% Notes, and under certain other secured Permitted Indebtedness (as defined in the 8% Notes).

The Company and the Secured Parties have agreed that obligations of the Company under and in respect of the Indenture and the 9% Notes are to be secured on a pari passu basis with the obligations of the Company under and in respect of the 8% Notes and under and in respect of other Permitted Secured Indebtedness.

From time to time after the date hereof, the Company may incur Permitted Secured Indebtedness (as defined below) that is secured on either a priority basis or a pari passu basis with the obligations of the Company under and in respect of the 8% Notes, the Indenture and the 9% Notes.

The parties hereto desire to enter into this Agreement in order to: (i) provide for the appointment by the Secured Parties of Wells Fargo Bank, National Association as the collateral agent acting for the benefit of the Secured Parties; (ii) set forth certain responsibilities and obligations of the Collateral Agent; (iii) set forth certain responsibilities and obligations of the Company with respect to the Collateral; and (iv) establish among the Secured Parties their respective rights with respect to certain payments that may be received by the Collateral Agent in respect of the Collateral.

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NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

ARTICLE 1

Definitions

Section 1.1 Definitions. The following terms, as used herein, have the following meanings:

“8% Note” shall have the meaning specified in the recitals to this Agreement.

“8% Noteholders” means any holder of an 8% Note.

“9% Note” shall have the meaning specified in the recitals to this Agreement.

“9% Noteholders” means any holder of a 9% Note.

“Affiliate” of any specified Person means (i) any other Person, directly or indirectly, controlling or controlled by or under direct or indirect common control with such specified Person, (ii) any Person who is a director or officer (a) of such Person, (b) of any Subsidiary of such Person or (c) of any Person described in clause (i) above and (iii) any beneficial owner of shares representing 5% or more of the total voting power of the Voting Stock (on a fully diluted basis) of the Company or of rights or warrants to purchase such Voting Stock (whether or not currently exercisable) and any Person who would be an Affiliate of any such beneficial owner pursuant to clauses (i) and (ii). For the purposes of this definition, “control” when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Agreement” shall have the meaning specified in the preamble to this Agreement.

“Business Day” means a means any day that is not a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to remain closed.

“Collateral” means the property from time to time subject to the Liens created by the Collateral Documents.

“Collateral Account” means any segregated account under the sole control of the Collateral Agent that is free from all other Liens, and includes all cash and cash equivalents received by the Collateral Agent from asset dispositions of Collateral, recovery events, foreclosures on or sales of Collateral, or any other awards or proceeds pursuant to the Collateral Documents, including earnings, revenues, rents, issues, profits and income from the Collateral received pursuant to the Collateral Documents, and interest earned thereon.

“Collateral Agent” shall have the meaning specified in the preamble to this Agreement.

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“Collateral Documents” means collectively, this Agreement, the Security Agreement, all UCC financing statements required by the Security Agreement to be filed with respect to the security interests in personal property and fixtures created pursuant thereto and each other security agreement or other documentation executed and delivered to secure any of the Obligations.

“Company” shall have the meaning specified in the preamble to this Agreement.

“Consent” shall mean, with respect to consent required hereunder, the written consent of the applicable holders of such Debt Instrument as certified by the applicable Representative for such Debt Instrument.

“Debt Instruments” means (i) the Indenture and the 9% Notes, (ii) the Joined 8% Notes, and (iii) the Permitted Secured Indebtedness Documents.

“Default” means any event or condition which upon notice, lapse of time or both would constitute an Event of Default.

“Designated Priority Indebtedness” means Permitted Secured Indebtedness in an aggregate principal amount at anytime outstanding not to exceed $50,000,000, which shall be (i) evidenced by Permitted Senior Indebtedness Documents that identify such Permitted Secured Indebtedness as being Designated Priority Indebtedness for purposes of this Agreement and (ii) identified to the Collateral Agent through delivery of an Officer’s Certificate.

“Dollars” means lawful currency of the United States of America.

“Effective Date” means the date hereof except that the grant of security interest in Section 2.1 of the Security Agreement shall be effective to grant the security interest to the Collateral Agent in the Collateral to secure the Obligations in favor of any particular Secured Party only as of the date such Secured Party or its Representative shall have executed this Agreement or a Joinder Supplement.

“Event of Default” means the occurrence of any “Event of Default” or any similar event that is defined or identified in any Debt Instrument.

“Financing Documents” means the Indenture, the 9% Notes, the Joined 8% Notes, the Permitted Secured Indebtedness Documents, the Collateral Documents, this Agreement and all other documents executed and delivered pursuant to the terms of the foregoing.

“Funded Obligations” means, at any time of determination and with respect to any obligations under any Debt Instrument, the aggregate amount owed at such time (whether or not then due) under such Debt Instrument in respect of principal, interest and Premium (to the extent the applicable party is entitled to Premium under such Debt Instrument and calculated as if such Debt Instrument were repaid on the date of the determination of Funded Obligations if the Premium is not otherwise already due thereunder as of such date of determination).

“Governmental Authority” means the government of the United States of America, any other nation or any political subdivision thereof, whether state or local, and any agency,

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authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

“Indenture” shall have the meaning specified in the recitals to this Agreement.

“Joined 8% Noteholders” means those 8% Noteholders that have executed a Joinder Supplement or are otherwise party to this Agreement.

“Joined 8% Notes” means those 8% Notes held by Joined 8% Noteholders.

“Joined Secured Party” means (i) each Secured Party who has executed and delivered this Agreement or a Joinder Supplement and (ii) each Secured Party whose Representative has executed and delivered this Agreement or a Joinder Supplement.

“Joinder Supplement” shall mean a Supplement to this Agreement, either in the form of Exhibit A (in the case of a Permitted Secured Indebtedness Holder) or Exhibit B (in the case of an 8% Noteholder).

“Lien” means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including any conditional sale or other title retention agreement or lease in the nature thereof, any option or other agreement to sell, or any filing of, or any agreement to give any security interest).

“Notice of Event of Default” shall have the meaning specified in Section 3.1(b) of this Agreement.

“Obligations” means at any time, the aggregate amount of all Funded Obligations and all other obligations, indebtedness and liabilities of the Company to the Joined Secured Parties (or any one or more of them) arising pursuant to any of the Financing Documents, whether now existing or hereafter arising, whether direct, indirect, related, unrelated, fixed, contingent, liquidated, unliquidated, joint, several, or joint and several, including, without limitation, the obligation of the Company to repay the loans made thereunder, all interest and Premiums, all indemnification obligations thereunder and all fees, costs, and expenses (including attorneys’ fees and expenses) provided for in the Financing Documents.

“Officer’s Certificate” means a certificate signed by one Officer of the Company.

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

“Permitted Secured Indebtedness Documents” means the agreements, notes and instruments governing any Permitted Secured Indebtedness and identified in the Joinder Supplement relating to such Permitted Secured Indebtedness.

“Permitted Secured Indebtedness” means any indebtedness of the Company, other than under the Indenture, the 9% Notes or the Joined 8% Notes, to the extent (i) such indebtedness is secured by Liens on the Collateral, (ii) such indebtedness is identified to the Collateral Agent

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through delivery of an Officer’s Certificate, and (iii) each holder of such indebtedness or their Representative in respect of such indebtedness becomes a party to this Agreement pursuant to Section 7.2(a).

“Permitted Secured Indebtedness Holder” means a holder of any Permitted Secured Indebtedness.

“Premium” means, at any time with respect to any indebtedness, the amount (whether denominated as a make-whole amount, prepayment premium, yield maintenance amount or otherwise) payable as a premium in excess of principal and interest due on the prepayment, as determined pursuant to the terms thereof.

“Proceeds” means: (i) any and all money or other property received upon the sale, lease, exchange, casualty loss or any other disposition of any Collateral and (ii) any and all money or other property received by the Collateral Agent under the terms of any of the subordination provisions of any Financing Document from a subordinated creditor. The term “Proceeds” shall include, without limitation, “proceeds” as defined in and interpreted in accordance with the Uniform Commercial Code.

“Representatives” means: (a) in the case of the 9% Noteholders, the Trustee, (b) in the case of the Joined 8% Noteholders, a representative designated by such 8% Noteholders from time to time by written notice to the Collateral Agent or, in the absence of any such designation, each Joined 8% Noteholder, and (c) in the case of any Permitted Secured Indebtedness, the representative designated by the Permitted Secured Indebtedness Holder or, in the absence of any such designation, each Permitted Secured Indebtedness Holder.

“Required Holders” means, at any time of determination, (a) so long as Designated Priority Indebtedness is outstanding, the holders of a majority in aggregate principal amount outstanding of the Designated Priority Indebtedness (as determined by the Representative for such Designated Priority and certified to the Collateral Agent); or (b) if no Designated Priority Indebtedness is outstanding, Joined Secured Parties that hold a majority of the aggregate principal amount outstanding of Funded Obligations, as determined and certified by the applicable Representatives for such Joined Secured Parties.

“Secured Parties” means, collectively, the Trustee, the 9% Noteholders and the 8% Noteholders and the Permitted Secured Indebtedness Holders.

“Security Agreement” means that certain Pledge and Security Agreement, dated September 1, 2009, between the Company and the Collateral Agent for the benefit of the Secured Parties.

“Sharing Percentage” means, as to any Representative and at any time of determination, the percentage equivalent of a fraction of which the numerator is the Funded Obligations under which such Representation serves and the denominator is the aggregate of all Funded Obligations.

“Subsidiary” of any Person means any corporation, association, limited liability company, partnership or other business entity of which more than 50% of the total voting power

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of shares of capital stock or other interests (including partnership or joint venture interests) entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by (i) such Person or (ii) one or more Subsidiaries of such Person.

“UCC” means the Uniform Commercial Code as in effect from time to time in the State of New York or any other state the laws of which are required to be applied in connection with the issue of perfection of security interests.

“Voting Stock” of an entity means all classes of capital stock of such entity then outstanding and normally entitled to vote in the election of directors or all interests in such entity with the ability to control the management or actions of such entity.

Section 1.2 Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. The word “will” shall be construed to have the same meaning and effect as the word “shall”. Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented, replaced or otherwise modified from time to time (subject to any restrictions on such amendments, supplements, replacements or modifications set forth herein) including any refunding, restructuring, replacement or refinancing thereof (whether with the original parties thereto or other parties and whether provided under the original agreement or one or more other agreements), (b) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (c) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections and Exhibits shall be construed to refer to Articles and Sections of, and Exhibits to, this Agreement and (e) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights. Terms used herein, which are defined in the UCC, unless otherwise defined herein, shall have the meanings determined in accordance with the UCC.

ARTICLE 2

Sharing Among Joined Secured Parties

Section 2.1 Pro Rata Treatment. The Collateral Agent shall be the sole secured party under the Collateral Documents and shall hold the Collateral exclusively, for the benefit of all the Secured Parties; provided, however, that the obligation of the Collateral Agent to hold such Collateral for the benefit of a particular Secured Party shall be effective only as of the date such Secured Party or its Representative shall have executed this Agreement or a Joinder Supplement. Subject to Section 2.2, the Joined Secured Parties will receive pro rata treatment in connection with all payments, distributions, collections or recoveries relating to the Collateral. Each payment or distribution by or from or received in connection with the exercise of remedies

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after a Default or an Event of Default in respect of the Collateral shall be delivered to the applicable Representative in accordance with Section 2.2. The provisions contained herein concerning the Collateral and Proceeds shall be controlling, notwithstanding the terms of any agreement between any Secured Party and the Company under any other document or instrument between such parties, whether or not any bankruptcy or other insolvency proceeding shall at any time have been commenced with respect to the Company.

The Collateral Agent may from time to time request that the Representative provide information necessary for the Collateral Agent to determine the Funded Obligations outstanding and for purposes of calculating the Sharing Percentage. The Representative shall have ten (10) Business Days to respond to such request, after which period the Collateral Agent shall assume for the purposes of calculating the Sharing Percentage that the Representative represents no outstanding Funded Obligations until such time as the Collateral Agent shall receive an appropriate response to its request or the Company provides such information.

Section 2.2 Application of Collateral Proceeds. The Proceeds of any sale, enforcement or other disposition of any of the Collateral or other distribution in respect of the Collateral, in each case following a Default or an Event of Default, to the extent received by the Collateral Agent, shall be delivered by the Collateral Agent in the following order:

(a) first, to the Collateral Agent for payment of all reasonable costs, fees and expenses incurred by the Collateral Agent in connection with the realization upon the Collateral or incurred in connection with, or otherwise due to the Collateral Agent under, this Agreement;

(b) second, to the applicable Representative for payment of Funded Obligations constituting Designated Priority Indebtedness;

(c) third, to the applicable Representative for payment of the remaining Funded Obligations according to the respective Sharing Percentages calculated after giving effect to prior distributions;

(d) fourth, to the payment of the other Obligations owed to Joined Secured Parties or their Representatives and then due, which payment shall be shared by the Joined Secured Parties pro rata determined based on the outstanding amounts thereof; and

(e) fifth, to the payment to the Company or its successors or assigns, or as a court of competent jurisdiction may direct, or otherwise as required by law, if any surplus is then remaining from such Proceeds.

Portions of the Proceeds of Collateral distributed to or for the benefit of a Joined Secured Party in respect of contingent Obligations shall be held as Collateral for such Obligations by such Joined Secured Party. In the event that any such contingent Obligations terminate, the Joined Secured Party holding such Collateral agrees to return such proceeds to the Collateral Agent for distribution in accordance with this Section 2.2 to be distributed as Proceeds of Collateral hereunder.

Section 2.3 Proceeds Received Directly by a Joined Secured Party. If any Joined Secured Party receives any Proceeds of the type described in Section 2.2 other than from the

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Collateral Agent pursuant to Section 2.2, such Person shall: (a) notify the Collateral Agent in writing of the nature of such receipt, the date of the receipt and the amount thereof, (b) deduct from the Proceeds received any costs or expenses (including reasonable attorneys’ fees and expenses) incurred in connection with the acquisition of such Proceeds, (c) hold the remaining amount of such Proceeds in trust for the benefit of the Collateral Agent until paid over to the Collateral Agent and (d) pay the remaining amount of such Proceeds to the Collateral Agent promptly upon receipt thereof. Upon receipt, the Collateral Agent shall promptly distribute the Proceeds so received in accordance with Section 2.2.

Section 2.4 Incorrect Distribution. If any Joined Secured Party receives any Proceeds in an amount in excess of the amount such Person is entitled to receive under the terms hereof, such Person shall: (a) notify the Collateral Agent in writing of the amount of such excess Proceeds, (b) hold such excess Proceeds in trust for the benefit of the Collateral Agent until paid over to the Collateral Agent and (c) promptly pay the excess amount of such Proceeds to the Collateral Agent. The Collateral Agent shall promptly distribute the Proceeds so received in accordance with the terms of Section 2.2.

Section 2.5 Return of Proceeds. If at any time payment, in whole or in part, of any Proceeds distributed hereunder is rescinded or must otherwise be restored or returned by the Collateral Agent or by any Joined Secured Party or the Company as a preference, fraudulent conveyance or otherwise under any bankruptcy, insolvency or similar law, then each Person receiving any portion of such Proceeds agrees, upon demand, to return the portion of such Proceeds it has received to the Person responsible for restoring or returning such Proceeds.

Section 2.6 Possession of Collateral. Any Joined Secured Party possessing Collateral agrees to act as bailee for the Collateral Agent in accordance with the terms and provisions hereof.

Section 2.7 Non-Cash Proceeds. Notwithstanding anything contained herein to the contrary, if the Collateral Agent, acting upon the instructions of the Required Holders, shall acquire any Collateral through foreclosure or by a conveyance in lieu of foreclosure or by retaining any of the Collateral in satisfaction of all or part of the Obligations or if any Proceeds or other property received by the Collateral Agent or any Joined Secured Party to be distributed and shared pursuant to this Article 2 are in a form other than immediately available funds, the Person receiving such Collateral, Proceeds or other property shall not be required to remit any share thereof under the terms hereof and the Joined Secured Parties shall only be entitled to their undivided interests therein as determined hereby. The Joined Secured Parties shall receive the applicable portions of any immediately available funds consisting of Proceeds from such Collateral or proceeds of such non-cash Proceeds or other property so acquired only if and when paid in connection with the subsequent disposition thereof. So long as any Collateral or other property to be shared pursuant to this Article 2 is held by the Collateral Agent or a Joined Secured Party pursuant to this Section 2.7, such Person shall hold such Collateral or other property for the benefit of the Joined Secured Parties in accordance with their respective undivided interest therein and all matters relating to the management, operation, further disposition or any other aspect of such Collateral or other property shall be resolved by agreement of the Required Holders.

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ARTICLE 3

Cooperation Among Joined Secured Parties

Section 3.1 Cooperation. Each Representative agrees that:

(a) upon request of the Collateral Agent, it will promptly provide the amount of Funded Obligations that is held by its Secured Parties so that the Collateral Agent may calculate the Representative’s Sharing Percentages to, among other things, enable the Collateral Agent to make distributions in accordance with Section 2.2;

(b) it will, not later than 30 days after it has become aware of the occurrence of any Event of Default which it believes will not be cured or waived, give the Collateral Agent written notice of such Event of Default and stating that the same constitutes a Notice of Default (a “Notice of Default”); provided, however, that the failure to give such notice shall not constitute a waiver of such Event of Default; and

(c) it will give the Collateral Agent and the other Representatives immediate written notice of any acceleration of any Funded Obligations represented by it.

Section 3.2 Parties Having Other Relationships. Each Joined Secured Party acknowledges and accepts that now and in the future the other Secured Parties or their respective Affiliates may lend to the Company or any Subsidiary on a basis other than as covered by this Agreement or may accept deposits from, act as trustee under indentures of, act as servicing bank or any similar function under any credit relationship with, and generally engage in any kind of business with the Company or any Subsidiary, all as if such Person were not a party to this Agreement. Except as set forth herein, each Joined Secured Party acknowledges that the other Secured Parties and their respective Affiliates may exercise all contractual and legal rights and remedies which may exist from time to time with respect to such other existing and future relationships without any duty to account therefor to the other Secured Parties except as necessary to establish compliance with the provisions of this Agreement.

Section 3.3 Modification to Financing Documents. Nothing herein shall restrict the right of any Secured Party to amend, waive, consent to the departure from or otherwise modify any Financing Documents to which it is a party in accordance with the terms thereof.

ARTICLE 4

Company Agreements

Section 4.1 Obligations Unimpaired. Except as expressly provided herein, nothing contained in this Agreement shall impair, as between the Company and any Secured Party, the obligation of the Company to pay or perform any obligation or liability owed to such Secured Party when the same shall become due and payable in accordance with the terms of the applicable Debt Instrument.

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ARTICLE 5

The Collateral Agent

Section 5.1 Appointment and Authority of the Collateral Agent. Wells Fargo Bank, National Association is hereby appointed by the Joined Secured Parties to act as collateral agent for the Joined Secured Parties and the Company acknowledges such appointment. The Collateral Agent is hereby authorized and directed by the Joined Secured Parties to take such action on behalf of the Joined Secured Parties under the terms and provisions of this Agreement and the Collateral Documents and to exercise such rights and remedies hereunder and thereunder as are specifically delegated to or required of the Collateral Agent under the terms and provisions hereof and thereof. The Collateral Agent is appointed solely as an agent for the Joined Secured Parties and not as an agent of the Company. The Collateral Agent is expressly authorized as the Collateral Agent on behalf of the Joined Secured Parties subject to, and in accordance with, the terms and conditions of this Agreement:

(a) to enter into, on behalf of the Joined Secured Parties, the other Collateral Documents to which it is a party in such capacity;

(b) to receive, on behalf of each of the Joined Secured Parties, any payment of monies paid to the Collateral Agent in accordance with this Agreement and the other Collateral Documents, and to distribute all payments so received in accordance with the terms of this Agreement;

(c) to receive all documents and items to be furnished to any of the Joined Secured Parties under the Collateral Documents;

(d) to maintain physical possession of any of the Collateral as contemplated in any of the Collateral Documents as agent and bailee for the Joined Secured Parties to perfect the liens and security interests granted pursuant to the Collateral Documents therein;

(e) to act on behalf of the Joined Secured Parties in and under the Collateral Documents, subject to the terms and conditions set forth herein and therein;

(f) to execute and deliver to the Company requests, demands, notices, approvals, consents and other communications received from the Joined Secured Parties in connection with the Collateral Documents, subject to the terms and conditions set forth herein and therein;

(g) to the extent permitted by this Agreement and the Collateral Documents, upon the instruction of the Required Holders, to exercise on behalf of each Joined Secured Party all remedies of the Joined Secured Parties with respect to the Collateral upon the occurrence and during the continuance of any Event of Default under any of the Financing Documents and under applicable law (including any bankruptcy or insolvency laws);

(h) to distribute to the Representatives information, requests, notices, documents and other items received from the Company and other Persons in respect of the Collateral and the Collateral Documents;

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(i) to accept, execute, and deliver the Collateral Documents as the secured party for the benefit of the Joined Secured Parties;

(j) to continue all financing statements filed to perfect the Liens created by the Collateral Documents when required by law to ensure their continued effectiveness;

(k) to maintain and administer the Collateral Account as required hereunder;

(l) to take title to Collateral for the benefit of the Joined Secured Parties pursuant to the exercise of any rights and remedies under the Collateral Documents and to manage the Collateral so acquired pursuant to the directions of the Required Holders;

(m) to execute instruments of release or to take such other action necessary to release Liens upon the Collateral to the extent authorized by this Agreement or the other Collateral Documents; and

(n) to take such other actions, other than as specified in Section 5.2 hereof, as are expressly delegated to the Collateral Agent hereunder and under the other Collateral Documents or as are reasonably incident to any powers granted to the Collateral Agent hereunder and not in conflict with applicable law or regulation.

As to any matters not expressly provided for by this Agreement or any Collateral Document, the Collateral Agent shall in all cases be fully protected in acting, or in refraining from acting, hereunder in accordance with instructions signed by the Required Holders, and such instructions of the Required Holders and any action taken or failure to act pursuant thereto shall be binding on all of the Joined Secured Parties; provided, however, that the Collateral Agent shall not be obligated to follow any such written directions to the extent that it shall determine that such directions are in conflict with any provision hereof, of any applicable law or regulation or which exposes the Collateral Agent to personal liability for which it shall not be entitled to indemnification hereunder.

Section 5.2 Actions of the Collateral Agent Requiring Consent; Amendment to Collateral Documents. Notwithstanding anything contained herein or in the Collateral Documents to the contrary: (a) the Collateral Agent shall not release or substitute any Collateral, except on the direction of the Company as set forth in Section 5.12 hereof; (b) the Collateral Agent shall not, without the prior written consent of the Required Holders, institute foreclosure proceedings with respect to all or any portion of the Collateral; and (c) the Collateral Agent shall not enter into any other amendment, supplement, consent, waiver or other modification of any Collateral Document without the prior written consent of the Required Holders; provided, however, that (i) upon the Collateral Agent’s receipt of the prior written consent, or upon the written instruction, of the Required Holders, the Collateral Agent shall take such action as to which consent has been granted or such instruction has been given, and (ii) no amendment, consent, waiver or other modification to any Collateral Document shall, without the Consent of the Joined Secured Parties affected thereby, directly or indirectly change the definition of the obligations of such Joined Secured Parties secured thereby or alter the distribution rights of the Joined Secured Parties thereunder.

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Section 5.3 Non-Reliance on the Collateral Agent and Other Joined Secured Parties. Each Joined Secured Party (other than the Trustee) agrees that it has, independently and without reliance on the Collateral Agent or any other Secured Party, and based upon such documents and information as it has deemed appropriate, made its own credit analysis of the Company and the Collateral, and its independent decision to enter into this Agreement, and that it will, independently and without reliance upon the Collateral Agent or any other Secured Party, and based on such documents and information as it shall deem appropriate at the time, continue to make its own analysis and decisions in taking or not taking action under this Agreement. The Collateral Agent shall not be required to keep the Joined Secured Parties informed as to the performance or observance by the Company with the terms of this Agreement or any other Financing Document or to inspect the properties or books of the Company. The Collateral Agent shall not have any duty, responsibility or liability to provide any Joined Secured Party with any credit or other information concerning the affairs, financial condition or business of the Company or any of its Subsidiaries which may come into the possession of the Collateral Agent; provided, however, that the Collateral Agent shall send to the Representatives written notice of any Event of Default as provided herein and all payments and repayments of amounts required hereunder to be paid to the Representatives received by the Collateral Agent under or in connection with the Collateral Documents or this Agreement. The Collateral Agent shall provide each Representative with a schedule of all costs and expenses which the Collateral Agent has paid or proposes to pay from the proceeds of such payments or repayments as permitted hereunder.

Section 5.4 The Collateral Agent and Affiliates. Wells Fargo Bank, National Association and its Affiliates may lend money to and generally engage in any kind of lending, investment, trust, hedging or other business with or for any Joined Secured Party, the Company, or any of their respective Affiliates, as if it were not acting as the Collateral Agent hereunder.

Section 5.5 Action by the Collateral Agent. The obligations of the Collateral Agent hereunder and under the Collateral Documents consist solely of those expressly set forth herein and therein.

(a) Defaults; Events of Default. Notwithstanding anything contained herein or in any Financing Document to the contrary, the Collateral Agent shall not be required to take any action with respect to any Default or Event of Default, except as expressly provided herein. The Collateral Agent shall not be deemed to have knowledge or notice of the occurrence of an Event of Default unless the Collateral Agent has received notice from a Representative or the Company specifying such Event of Default and stating that such notice is a “Notice of Default.” In the event that the Collateral Agent receives such a notice of the occurrence of an Event of Default, the Collateral Agent shall promptly (and in any event within 5 Business Days of receipt thereof) give written notice to the other Representatives and the Company. The Collateral Agent shall take such action with respect to such Event of Default as shall be directed by the Required Holders or that may otherwise be permitted by Section 5.14 or the other provisions hereof or of the Collateral Documents.

(b) Perfecting Security Interests. Notwithstanding anything contained herein or in any Financing Document to the contrary, the Collateral Agent shall not be required to file financing statements to perfect the Liens created by the Collateral Documents unless the

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Collateral Agent has received instructions from the Required Holders to make a particular filing and received all information necessary to properly complete such filing. The Company shall take all action as may be necessary or required in order to perfect the Liens created by the Collateral Documents and to maintain perfected security interests. When required by law to ensure their continued effectiveness, the Company shall continue all financing statements which have been filed to perfect the Liens created by the Collateral Documents.

Section 5.6 Consultation with Experts. The Collateral Agent may consult with legal counsel, independent public accountants and any other experts selected by it (including counsel, accountants and experts of the Company) and shall not be liable for any action taken or omitted to be taken by it in good faith in accordance with the advice of such counsel, accountants or experts.

Section 5.7 Liability of the Collateral Agent. The Collateral Agent shall be entitled to rely on any communication or document believed by it to be genuine and correct and to have been communicated or signed by the Person by whom it purports to be communicated or signed and shall not be liable to any Joined Secured Party for any of the consequences of such reliance. Neither the Collateral Agent nor any director, officer, employee, affiliate or agent of the Collateral Agent shall be liable for any action taken or not taken by it or them under, or in connection with, this Agreement or any of the Collateral Documents in the absence of its or their gross negligence or willful misconduct. Without limiting the generality of the preceding sentence, the Collateral Agent: (i) may treat the Joined Secured Parties as identified by the applicable Representative as the holder of the Obligations until it receives written notice from such Representative of any assignment or transfer thereof (and provided that any such transfer shall comply with Article 7); (ii) shall not by reason of this Agreement or any Collateral Document be a trustee or fiduciary for any Joined Secured Party; (iii) shall not be responsible to the Joined Secured Parties for any recitals, statements, representations, or warranties contained in any Financing Document, or any certificate or other documentation referred to or provided for in, or received by any of them under, any Financing Document, or for the value, validity, effectiveness, enforceability, or sufficiency of any Financing Document or any other documentation referred to or provided for therein or for any failure by any Person to perform any of its obligations thereunder; and (iv) shall not be responsible for ensuring the receipt by any Secured Party who is not a Joined Secured Party of any Proceeds of Collateral received by the Collateral Agent pursuant to the terms of this Agreement. Neither the Collateral Agent nor any director, officer, employee, agent or affiliate of the Collateral Agent shall be responsible for or have any duty to ascertain, inquire into or verify: (a) any statement, warranty or representation made in connection with any of the Financing Documents or any payment thereunder; (b) the performance or observance of any of the covenants or agreements of the Company or any Joined Secured Party under any of the Financing Documents; (c) the validity, effectiveness or genuineness of the Financing Documents or any other instrument or writing furnished in connection therewith; or (d) the existence, genuineness or value of any of the Collateral or the validity, effectiveness, perfection (except as specifically set forth herein), priority or enforceability of the Liens on any of the Collateral.

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Section 5.8 Indemnification of the Collateral Agent; Defense of Claims.

(a) Indemnity. The Representatives, on behalf of the Joined Secured Parties, hereby agree to indemnify the Collateral Agent, and each of the Collateral Agent’s directors, officers, affiliates, representatives and agents (each an “Indemnitee“) from and hold each Indemnitee harmless against (to the extent not reimbursed under Sections 8.1 and 8.2, but without limiting the obligations of the Company under Sections 8.1 and 8.2), ratably in accordance with their respective Sharing Percentages, any and all liabilities, obligations, losses, damages, penalties, actions, judgments, deficiencies, suits, costs, expenses (including reasonable attorneys’ fees and expenses), and disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against an Indemnitee in any way relating to or arising out of any action taken, omitted to be taken or to be taken by the Collateral Agent (or any of the other Indemnitees) on behalf of the Joined Secured Parties within the scope of the Collateral Agent’s authority as provided in this Agreement or any Collateral Document; provided, however, that neither such Representative nor any Joined Secured Party shall be liable to an Indemnitee for any portion of the foregoing to the extent caused by such Indemnitee’s gross negligence or willful misconduct.

(b) Defense of Claims. The Collateral Agent shall notify the Representatives as promptly as is reasonably practicable of the written assertion of, or the commencement of, any claim, suit, action or proceeding filed against any Indemnitee arising out of any action or omission for which such Indemnitee is entitled to indemnification pursuant to Section 5.8(a) promptly after such Indemnitee shall have received the written assertion or have been served with the summons or other first legal process giving information as to the nature and basis of the lawsuit. Each Joined Secured Party shall be entitled to participate in and assume, at its own expense, the defense of any such claim, suit, action or proceeding, and such defense shall be conducted by counsel chosen by such Joined Secured Party and reasonably satisfactory to such Indemnitee; provided, however, that (i) if no Joined Secured Party has assumed the defense of such claim, suit, action or proceeding, (ii) if the attorneys handling the defense are not reasonably satisfactory to such Indemnitee, or (iii) if the defendants in any such action include both such Indemnitee and any Joined Secured Party and such Indemnitee shall have been advised by its counsel that there may be legal defenses available to it that are different from or additional to those available to the Joined Secured Parties, which in the reasonable opinion of such counsel are sufficient to make it undesirable for the same counsel to represent both the Joined Secured Parties and such Indemnitee, on the other hand, such Indemnitee shall have the right to employ its own counsel in all such instances described in (i), (ii) or (iii) above, and shall be entitled to recover from any proceeds received pursuant to Section 2.2 all reasonable fees and expenses of such counsel. If any Joined Secured Party gives notice of assumption of defense, the matter shall be presented to the other Joined Secured Parties and, unless such Indemnitee receives notice from the Required Holders specifying the Person that is to assume the defense, such Indemnitee shall proceed itself with the defense. Except as provided above, the relevant Indemnitee’s right to recover its reasonable counsel fees and expenses from proceeds received pursuant to Section 2.2 shall cease upon any Joined Secured Party’s assumption of the defense of the claim, suit, action or proceeding. Each Joined Secured Party and the relevant Indemnitee is always entitled to defend itself at its own expense. Neither any Joined Secured Party nor the relevant Indemnitee shall be bound by any settlement entered into by the other parties without such party’s Consent.

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Section 5.9 Resignation or Removal of the Collateral Agent. Subject to the appointment and acceptance of a successor Collateral Agent as provided below: (a) the Collateral Agent may resign at any time by giving thirty days’ prior written notice thereof to the Representatives; and (b) the Collateral Agent may be removed by the Required Holders if the Collateral Agent shall fail or refuse to perform or commence performing any act set forth in written instructions delivered to it pursuant to and in accordance with this Agreement, such removal to be effective upon thirty days’ prior written notice of such removal. Upon any such resignation or removal, a successor Collateral Agent shall be appointed by the Required Holders; provided, however, that such successor Collateral Agent shall be (i) a bank or trust company having a combined capital and surplus of at least $500,000,000, subject to supervision or examination by a Federal or state banking authority; and (ii) authorized under the laws of the jurisdiction of its incorporation or organization to assume the functions of the Collateral Agent hereunder and under the Collateral Documents. If no successor Collateral Agent shall have been appointed as aforesaid and shall have accepted such appointment within thirty days after the retiring Collateral Agent’s giving of notice of resignation or having received notice of removal, then any Representative or the Collateral Agent (unless the Collateral Agent is being removed) may petition a court of competent jurisdiction for the appointment of a successor Collateral Agent. Such court shall, after such notice as it may deem proper, appoint a successor Collateral Agent meeting the qualifications specified above. The Joined Secured Parties hereby consent to such petition and appointment so long as such criteria are met. Upon the acceptance of any appointment as the Collateral Agent hereunder by a successor Collateral Agent, such successor Collateral Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Collateral Agent, and the retiring Collateral Agent shall be discharged from its duties and obligations under this Agreement or any Collateral Document, except to the extent for acts or omissions prior to the resignation or removal. After any retiring Collateral Agent’s resignation or removal hereunder as the Collateral Agent: (a) the provisions of Sections 5.7 and 5.8 shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as the Collateral Agent, (b) any Collateral held in possession of the retiring Collateral Agent shall be delivered to the successor Collateral Agent, and (c) the retiring Collateral Agent shall assign all of its rights as secured party with respect to all of the Collateral to the successor Collateral Agent for the benefit of the Joined Secured Parties.

Section 5.10 Appointment of Co-Agents. At any time or times, in order to comply with any legal requirement in any jurisdiction, the Collateral Agent may appoint a bank or trust company or one or more other Persons, either to act as co-agent or co-agents, jointly with the Collateral Agent, or to act as separate agent or agents on behalf of the Joined Secured Parties with such power and authority as may be necessary for the effectual operation of the provisions hereof and may be specified in the instrument of appointment (which may, in the discretion of the Collateral Agent, include provisions for the protection of such co-agent or separate agent similar to the provisions of this Article 5).

Section 5.11 Compensation of the Collateral Agent; Expenses. The Company agrees to pay the Collateral Agent to compensate it for the role as “Collateral Agent” hereunder, the reasonable and customary fees in such amounts and on such dates, each as separately agreed to between the Company and Wells Fargo Bank, National Association. The fees payable to any successor Collateral Agent appointed pursuant to Section 5.9 shall be the same as those payable

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to its predecessor unless otherwise agreed by the Company and such successor. Such compensation paid to any successor Collateral Agent and all reasonable out-of-pocket expenses (including, without limitation, customary custodial fees and attorneys’ fees and expenses) incurred by the Collateral Agent or such successor Collateral Agent on behalf of the Joined Secured Parties incident to the exercise or enforcement of any terms or provisions of the Collateral Documents shall be indebtedness to the Collateral Agent or such successor Collateral Agent, secured by the Collateral.

Section 5.12 Release of Collateral. The Collateral Agent shall be authorized to, and so shall, release the Liens in the Collateral upon receipt of an Officer’s Certificate that such release does not conflict with, or result in a breach of or default under, the Debt Instruments. Upon any such release, at the request and sole expense of the Grantor, the Collateral Agent shall execute and deliver to the Grantor all releases or other documents, including, without limitation, UCC termination statements, reasonably necessary or desirable for the release of such Lien. In connection with any such release, the Collateral Agent agrees to promptly deliver to the Grantor any related portion of such Collateral in the possession of the Collateral Agent.

Section 5.13 Emergency Actions. The Collateral Agent is authorized, but not obligated, to take any action reasonably required to perfect or continue the perfection or effectiveness of the Liens in the Collateral for the benefit of the Joined Secured Parties and following the occurrence of an Event of Default and before the Required Holders have given the Collateral Agent directions, to take any action (subject to the restrictions in Section 5.2) which the Collateral Agent, in its sole discretion and good faith, believes to be reasonably required to protect the interests of the Joined Secured Parties and to maximize both the value of the Collateral and the present value of the recovery on the Obligations; provided, however, that once such directions from the Required Holders have been received, the actions of the Collateral Agent shall be governed thereby and the Collateral Agent shall not take any further action which would be contrary thereto. The Collateral Agent shall give written notice of any such action to the Representatives within one Business Day and shall cease any such action upon its receipt of written instructions from the Required Holders.

Section 5.14 Interpleader; Declaratory Judgment. In the event any controversy arises between or among the Representative or the Joined Secured Parties with respect to this Agreement, the Collateral Documents or any rights of any Joined Secured Party hereunder or thereunder, the Collateral Agent shall have the right to institute a bill of interpleader in any court of competent jurisdiction with respect to any amounts held by the Collateral Agent hereunder or to initiate proceedings in any court of competent jurisdiction for a declaratory judgment to determine the rights of the parties.

Section 5.15 Operation of the Collateral Account. The Collateral Accounts shall be trust accounts and shall be established and maintained by the Collateral Agent at one of its corporate trust offices and all Collateral shall be credited thereto. All cash and cash equivalents received by the Collateral Agent from dispositions of Collateral, recovery events, foreclosures of or sales of the Collateral and other awards or proceeds pursuant to the Collateral Documents, including earnings, revenues, rents, issues, profits and income from the Collateral received pursuant to the Collateral Documents, shall be deposited in the Collateral Account, and thereafter shall be held, applied and/or disbursed by the Collateral Agent in accordance with the terms of this Agreement.

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Section 5.16 Account Holder Verification. To help the government fight the funding of terrorism and money laundering activities, Federal law requires all financial institutions to obtain, verify, and record information that identifies each Person who opens an account. For a non-individual Person such as a business entity, a charity, a trust, or other legal entity, the Collateral Agent requests documentation to verify its formation and existence as a legal entity. The Collateral Agent may also request to see financial statements, licenses, identification and authorization documents from individuals claiming authority to represent the entity or the relevant documentation.

ARTICLE 6

Enforcement of Remedies

Section 6.1 Waivers of Rights. Except as otherwise expressly set forth herein, so long as any of the Obligations remain unpaid, the Joined Secured Parties hereby agree to refrain from exercising any and all rights each may individually (i.e., other than through the Collateral Agent) now or hereafter have applicable to the Collateral to exercise any right pursuant to the Collateral Documents, the UCC as in effect in any applicable jurisdiction, or under similar provisions of the laws of any jurisdiction, under any bankruptcy or other insolvency laws or otherwise dispose of or retain any of the Collateral. The Joined Secured Parties hereby agree not to take any action whatsoever to enforce any term or provision of the Collateral Documents or to enforce any right with respect to the Collateral, in conflict with this Agreement or the terms and provisions of the Collateral Documents.

Section 6.2 Permitted Action by the Joined Secured Parties. Any Joined Secured Party may (but in no event shall be required to), without instruction from the Collateral Agent, take action permitted by applicable law or in accordance with the terms of the Financing Documents to preserve its Liens and other rights in any item of Collateral securing the payment and performance of the Obligations, including but not limited to curing any default or alleged default under any contract entered into by the Company, paying any tax, fee or expense on behalf of the Company, exercising any offset or recoupment rights and paying insurance premiums on behalf of the Company so long as such action shall not impair the rights of the Collateral Agent or of any Joined Secured Party.

Section 6.3 Right to Instruct the Collateral Agent. Upon acceleration of the amounts owed under a Debt Instrument, the Required Holders may instruct the Collateral Agent to exercise the rights and remedies applicable to the Collateral of a secured creditor under the Collateral Documents or other available with respect to the Collateral in law or equity, including, all rights and remedies under applicable bankruptcy and insolvency laws.

Section 6.4 Permitted Exercise of other Rights. Except as otherwise specifically provided in this Article 6, each Joined Secured Party shall have all the rights and remedies available to them under the Financing Documents which are not Collateral Documents to which they are a party upon the occurrence of a Default or an Event of Default or at any other time, and

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without limiting the generality of the foregoing, each Joined Secured Party shall have the independent right, exercised in accordance with the applicable Financing Documents and applicable law, to do any of the following:

(a) accelerate the Obligations owing to such Joined Secured Party pursuant to the Financing Documents (other than this Agreement and the other Collateral Documents) to which such Joined Secured Party is a party;

(b) institute suit against any Obligated Party: (i) under the terms of the applicable Financing Documents (excluding this Agreement and the Collateral Documents) for collection of the amounts owing thereunder or (ii) seeking an injunction, restraining order or any other similar remedy;

(c) seek the appointment of a receiver for any Obligated Party (but not any of the Collateral);

(d) file an involuntary petition under any bankruptcy or insolvency laws against any Obligated Party or file a proof of claim in any bankruptcy or insolvency proceeding;

(e) exercise any set–off right; or

(f) take any other enforcement action with respect to any Event of Default pursuant to and in accordance with the Financing Documents (other than this Agreement and the other Collateral Documents) to which it is a party.

ARTICLE 7

Successors and Assigns

Section 7.1 Assignees. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that the Company may not assign or otherwise transfer any of its rights or obligations hereunder without the prior Consent of each Joined Secured Party or its Representative except as otherwise permitted by the limitation on mergers and consolidated provisions of the Financing Documents (and any attempted assignment or transfer by the Company without such Consent shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby and, to the extent expressly contemplated hereby, the related parties of each of Collateral Agent and the Joined Secured Parties) any legal or equitable right, remedy or claim under or by reason of this Agreement. No provision of this Agreement shall restrict in any manner the assignment, participation or other transfer by any Joined Secured Party of all or any part of its right, title or interest under any Debt Instrument and any Person who becomes a successor of a Joined Secured Party under the terms of the applicable Financing Documents shall be “Joined Secured Party” hereunder.

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Section 7.2 Additional Joined Secured Parties.

(a) Any Person that has extended secured credit or financing to the Company after the date hereof, may become a “Joined Secured Party” hereunder (and any credit agreement, indenture, note, note purchase agreement and/or related documents relating thereto shall be deemed a “Debt Instrument” and a “Financing Document” hereunder entitled to share in the Collateral) upon satisfying the conditions set forth in the definition of Permitted Secured Indebtedness and the receipt by the Collateral Agent of a Joinder Supplement substantially in the form of Exhibit A hereto properly completed, executed and delivered by such Person or such Person’s Representative.

(b) Any 8% Noteholder may become a “Joined Secured Party” and a “Joined 8% Noteholder” hereunder upon the receipt by the Collateral Agent of a Joinder Supplement substantially in the form of Exhibit B hereto properly completed, executed and delivered by such 8% Noteholder.

ARTICLE 8

Miscellaneous

Section 8.1 Indemnification. The Company shall indemnify the Collateral Agent and each of its officers, directors, employees, counsel and agents, against any and all loss, liability or expense (including, but not limited to, reasonable attorneys’ fees and expenses) incurred by it in connection with the administration of the Collateral and the performance of its duties hereunder and under the other Collateral Documents, including the costs and expenses of enforcing this Agreement (including this Section 8.1) and the Collateral Documents and of defending itself against any claims (whether asserted by any Secured Party, the Company or otherwise). The Collateral Agent shall notify the Company promptly of any claim for which it may seek indemnity. Failure by the Collateral Agent to so notify the Company shall not relieve the Company of its obligations hereunder. The Company shall defend the claim and the Collateral Agent may have separate counsel and the Company shall pay the fees and expenses of such counsel. The Company need not reimburse any expense or indemnify against any loss, liability or expense incurred by the Collateral Agent through the Collateral Agent’s own willful misconduct, gross negligence or bad faith.

Section 8.2 Expenses. The Company agrees to pay the Collateral Agent on demand (a) all documented costs and expenses reasonably incurred by the Collateral Agent in connection with the preparation, negotiation, and execution of this Agreement and the Collateral Documents and any and all amendments, modifications, renewals, extensions, and supplements thereof and thereto (whether or not the same become effective), including the reasonable fees and expenses of legal counsel for the Collateral Agent, (b) all costs and expenses incurred by the Collateral Agent in connection with the enforcement of this Agreement or the Collateral Documents, including the fees and expenses of legal counsel for the Collateral Agent, and (c) all other costs and expenses incurred by the Collateral Agent in connection with this Agreement or the Collateral Documents, including all costs, expenses, taxes, assessments, filing fees, and other charges levied by any Governmental Authority or otherwise payable in respect of this Agreement or the Collateral Documents.

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Section 8.3 No Partnership or Joint Venture. Nothing contained in this Agreement, and no action taken by any Joined Secured Party pursuant hereto, is intended to constitute or shall be deemed to constitute the Joined Secured Parties as a partnership, association, joint venture or other entity.

Section 8.4 Notices. Unless otherwise specified herein, all notices, requests and other communications to any party hereunder shall be in writing (including overnight delivery service, facsimile copy or similar writing) and shall if given to the Collateral Agent, be given at the following address and if given to a Representative, shall be given to such Representative at its address or facsimile number specified by such Representative in writing to the Collateral Agent from time to time. All such notices and other communications shall, when delivered by overnight delivery service or transmitted by facsimile, be effective when delivered to the overnight delivery service or transmitted by facsimile with receipt confirmed and with a copy sent by overnight delivery service, respectively.

Collateral Agent’s Address for Notices:

Wells Fargo Bank, National Association

Corporate Trust Services

MAC N9311-110

625 Marquette Ave. South

Minneapolis, MN 55479

Attn: Verenium Account Manager

Facsimile: 612-667-9825

Section 8.5 Entire Agreement; Amendments and Waivers. This Agreement and the other documents referred to herein embody the final, entire agreement among the parties hereto and supersede any and all prior commitments, agreements, representations, and understandings, whether written or oral, relating to the subject matter hereof and may not be contradicted or varied by evidence of prior, contemporaneous, or subsequent oral agreements or discussions of the parties hereto. Subject to Section 8.5, any provision of this Agreement may be amended or waived only with the Consent of the Required Holders and the Collateral Agent.

Section 8.6 Payments. All payments hereunder shall be made in Dollars in immediately available funds. All payments to the Collateral Agent shall be made to it at such office or account as it may specify for the purpose by notice to the Joined Secured Parties. Subject to Section 5.7, all payments to any Joined Secured Party shall be made to it, to the extent practicable, in accordance with the provisions of the Debt Instruments.

Section 8.7 Counterparts; Effectiveness. This Agreement may be signed in any number of counterparts, each of which shall be an original, and all of which taken together shall constitute a single agreement, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective when the Collateral Agent shall have received counterparts hereof (which may be telecopy or other electronically reproduced or transmitted counterparts) executed by each of the parties listed on the signature pages hereof. Delivery of an executed counterpart of a signature page of this Agreement by telecopy or other electronic communication shall be effective as delivery of a manually executed counterpart of this Agreement.

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Section 8.8 No Waiver; Cumulative Remedies. No failure on the part of any Joined Secured Party to exercise and no delay in exercising, and no course of dealing with respect to, any right, power, or privilege under this Agreement or any Collateral Document shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power, or privilege under this Agreement or any Collateral Document preclude any other or further exercise thereof or the exercise of any other right, power, or privilege. The rights and remedies provided for in this Agreement and the Collateral Documents are cumulative and not exclusive of any rights and remedies provided by law.

Section 8.9 Term. This Agreement shall terminate upon the first to occur of any of the following events: (i) the payment in full of all of the Obligations; or (ii) the release of the Liens on the Collateral by Collateral Agent after Collateral Agent’s receipt of an Officer’s Certificate that such release does not conflict with, or result in a breach of or default under, the Debt Instruments; or (iii) the total liquidation of the Collateral and the distribution of all the proceeds in accordance herewith. Without prejudice to the survival of any other obligations hereunder, the indemnification and reimbursement obligations of the Company under Sections 8.1 and 8.2 of this Agreement and the obligations of the Joined Secured Parties under Section 5.11 shall survive the termination of this Agreement.

Section 8.10 Governing Law. This Agreement shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the laws of the State of New York.

Section 8.11 Limitation of Liability. Neither the Collateral Agent nor any Affiliate, officer, director, employee, attorney, or agent thereof shall have any liability with respect to, and the Company and each Joined Secured Party hereby waives, releases, and agrees not to sue any of them upon, any claim for any special, indirect, incidental, consequential or punitive damages suffered or incurred by the Company or any Joined Secured Party in connection with, arising out of, or in any way related to, this Agreement or any of the other Financing Documents, or any of the transactions contemplated by this Agreement or any of the other Financing Documents.

Section 8.12 Severability. Any provision of this Agreement held by a court of competent jurisdiction to be invalid or unenforceable shall not impair or invalidate the remainder of this Agreement and the effect thereof shall be confined to the provision held to be invalid or illegal.

Section 8.13 Headings. The headings, captions, and arrangements used in this Agreement are for convenience only and shall not affect the interpretation of this Agreement.

Section 8.14 Construction. The Company, the Collateral Agent, and each Representative on behalf of its Joined Secured Parties acknowledge that each of them has had the benefit of legal counsel of its own choice and has been afforded an opportunity to review this Agreement with its legal counsel.

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Section 8.15 Submission to Jurisdiction; Service of Process. The Collateral Agent, each Joined Secured Party and the Company hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or any Collateral Document, or for recognition or enforcement of any judgment, and each such party hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each such party agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that the Collateral Agent or any Joined Secured Party may otherwise have to bring any action or proceeding against the Company or its properties in the courts of any jurisdiction. The Collateral Agent, each Joined Secured Party and the Company hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so (i) any objection it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in any court referred to in this paragraph and (ii) the defense of an inconvenient forum to the maintenance of such action or proceeding. Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 8.4. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

Section 8.16 Waiver of Jury Trial. EACH PARTY HERETO HEREBY WAIVES ITS RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREIN, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW OR STATUTORY CLAIMS. EACH PARTY HERETO REPRESENTS THAT IT HAS REVIEWED THIS WAIVER AND IT KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. IN THE EVENT OF LITIGATION, A COPY OF THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

Section 8.17 Enforceability and Continuing Priority. This Agreement shall be applicable both before and after the commencement of any bankruptcy, insolvency, reorganization, arrangement, readjustment, composition, liquidation or the like of the Company and all converted or succeeding cases in respect thereof. The relative rights of the Joined Secured Parties in or to any distributions from or in respect of any Collateral or proceeds of Collateral, shall continue after the commencement of any such bankruptcy, insolvency, reorganization, arrangement, readjustment, composition, liquidation or the like. Accordingly, the provisions of this Agreement are intended to be and shall be enforceable as a subordination agreement within the meaning of Section 510 of Title 11 of the United States Code entitled “Bankruptcy,” as now and hereafter in effect, or any successor section of any successor statute.

Section 8.18 Further Assurances; Collateral Agent Appointed Attorney-in-Fact. The Collateral Agent on behalf of each Joined Secured Party agrees that it shall take such further action and shall execute and deliver such additional documents and instruments (in recordable

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form, if requested) as the Company may reasonably request to effectuate the terms of and the lien priorities contemplated by this Agreement. Each Joined Secured Party hereby irrevocably constitutes and appoints the Collateral Agent and any officer or agent of the Collateral Agent, with full power of substitution, as its true and lawful attorney-in-fact, coupled with an interest, with full irrevocable power and authority, from time to time in the Collateral Agent’s discretion, for the purpose of carrying out the terms of this Agreement, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary or desirable to accomplish the purposes of this Agreement, including any endorsements or other instruments of transfer or release.

[Signature pages follow.]

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective officers hereunto duly authorized as of the date first above set forth.

COMPANY:

VERENIUM CORPORATION

By:	/s/ Gerald M. Haines II
Name:	Gerald M. Haines II
Title:	Executive Vice President

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COLLATERAL AGENT:

WELLS FARGO. BANK, NATIONAL ASSOCIATION, as Collateral Agent

By:	/s/ Lynn M. Steiner
Name:	Lynn M. Steiner
Title:	Vice President

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TRUSTEE:

WELLS FARGO. BANK, NATIONAL ASSOCIATION, as Trustee

By:	/s/ Lynn M. Steiner
Name:	Lynn M. Steiner
Title:	Vice President

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Exhibit A

JOINDER SUPPLEMENT TO INTERCREDITOR AGREEMENT

(NEW SECURED PARTY)

[Date]

[Collateral Agent]

[Address]

[City/State/Zip]

Attn:

Phone:

Telecopy:

Re:	Intercreditor and Collateral Agency Agreement dated as of September 1, 2009, among Verenium Corporation, Wells Fargo Bank, National Association, as trustee, Wells Fargo Bank, National Association, as collateral agent, and the other secured parties party thereto (the “Intercreditor Agreement“); capitalized terms used herein and not otherwise defined herein shall have the meaning provided in the Intercreditor Agreement.

Ladies and Gentlemen:

We acknowledge that we have received a copy of the Intercreditor Agreement and we refer to Section 7.2(a) thereof and confirm that we are a “Secured Party” or entitled to become a “Secured Party” under the terms of Section 7.2(a) of the Intercreditor Agreement.

Upon your receipt of this Joinder Supplement, we (a) shall have all the rights and benefits of a “Joined Secured Party” under the Intercreditor Agreement as if we were an original signatory thereto, and (b) agree to be bound by the terms and conditions set forth in the Intercreditor Agreement and to be obligated thereunder as if we were an original signatory thereto.

[                                         is our administrative agent/trustee or other representative and shall have all of the rights and benefits of a “Representative” under the Intercreditor Agreement as if it were an original signatory thereto and by its execution below agrees to be bound by the terms and conditions set forth in the Intercreditor Agreement and to be obligated thereunder as if it were an original signatory thereto.]

We hereby advise you that we have extended credit to the Company on the terms summarized on Schedule 1 hereto and that our Debt Instruments and Financing Documents are described on Schedule 2 hereto. Upon request of the Collateral Agent, we hereby agree to furnish true and complete copies of the relevant Debt Instruments and Financing Documents to the Collateral Agent.

1.

We hereby advise you of the following administrative details:

Address:

Facsimile:

Telephone:
[Signature page follows.]

2.

IN WITNESS WHEREOF, the undersigned has caused this Supplement to be duly executed by its proper officer hereunto duly authorized.

REPRESENTATIVE:	JOINED SECURED PARTY:

By:	By:
Name:	Name:
Title:	Title:

3.

Exhibit B

JOINDER SUPPLEMENT TO INTERCREDITOR AGREEMENT

(NEW SECURED PARTY)

[Date]

[Collateral Agent]

[Address]

[City/State/Zip]

Attn:

Phone:

Telecopy:

Re:	Intercreditor and Collateral Agency Agreement dated as of September 1, 2009, among Verenium Corporation, Wells Fargo Bank, National Association, as trustee, Wells Fargo Bank, National Association, as collateral agent, and the other secured parties party thereto (the “Intercreditor Agreement“); capitalized terms used herein and not otherwise defined herein shall have the meaning provided in the Intercreditor Agreement.

Ladies and Gentlemen:

We acknowledge that we have received a copy of the Intercreditor Agreement and we refer to Section 7.2(b) thereof and confirm that we are a holder of an 8% Note and as such are entitled to become a “Joined 8% Noteholder” under the terms of Section 7.2(b) of the Intercreditor Agreement.

Upon your receipt of this Joinder Supplement, we (a) shall have all the rights and benefits of a “Joined 8% Noteholder” under the Intercreditor Agreement as if we were an original signatory thereto, and (b) agree to be bound by the terms and conditions set forth in the Intercreditor Agreement and to be obligated thereunder as if we were an original signatory thereto.

We hereby acknowledge and agree on our own behalf that the Company’s offer to the 8% Noteholders of the opportunity to execute a Joinder Supplement satisfies the Company’s obligation to cause each 8% Note to be equally and ratably secured in accordance with clause (ix) of the definition of “Permitted Lien” in the 8% Note held by us.

We hereby advise you that we hold an 8% Note in the following principal amount:

$

We hereby advise you of the following administrative details:

Address:

Facsimile:

Telephone:

[Signature page follows.]

IN WITNESS WHEREOF, the undersigned has caused this Joinder Supplement to be duly executed by its proper officer hereunto duly authorized.

8% NOTEHOLDER:

By:
Name:
Title: